UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 15, 2023

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FLEETCOR Technologies, Inc.
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(Exact name of registrant as specified in its charter)
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Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3280 Peachtree Road, Suite 2400	Atlanta	30305
(Address of principal executive offices)	GA	(Zip Code)
Registrant’s telephone number, including area code: (770) 449-0479
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	FLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.
On August 15, 2023, FLEETCOR Technologies, Inc. (the “Company”) issued a press release announcing the sale of its Russia business to a local investment group. The transaction divests all of FLEETCOR's operations in Russia.
The Company also executed an accelerated share repurchase (“ASR”) agreement to repurchase $450 million of its outstanding common stock under its current share repurchase authorization. Pursuant to the ASR Agreement, approximately 80% of the shares expected to be repurchased will be received by the Company on August 21, 2023. The total number of shares ultimately repurchased under the ASR program will be determined upon final settlement and will be based on a discount to the volume-weighted average price of the Company’s common stock during the ASR period. The Company anticipates that all repurchases under the ASR will be completed by the end of the third quarter of 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit No. 99.1, FLEETCOR Technologies, Inc. press release dated August 15, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETCOR Technologies, Inc.

August 15, 2023	By: /s/ Tom Panther
Tom Panther
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	FLEETCOR Technologies, Inc. press release dated August 15, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)